UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 24, 2022

Kellogg Company
(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of principal executive offices, including zip code)
(269) 961-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.25 par value per share	K	New York Stock Exchange
0.800% Senior Notes due 2022	K 22A	New York Stock Exchange
1.000% Senior Notes due 2024	K 24	New York Stock Exchange
1.250% Senior Notes due 2025	K 25	New York Stock Exchange
0.500% Senior Notes due 2029	K 29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2022, Kellogg Company (the “Company”) announced a leadership change subject to, and to be effective upon, completion of the previously disclosed spin-off transaction of the Company’s North American cereal business (“CerealCo”). As previously announced, the Company intends to separate CerealCo via a tax-free spin-off. The spin-off is currently targeted to be completed by the end of 2023. Subject to completion of the spin-off of CerealCo, Gary Pilnick, who currently serves as Vice Chairman, Corporate Development and Chief Legal Officer of the Company, will be appointed as CEO of CerealCo.

Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” concerning, among other things, the anticipated separation of CerealCo. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “intends,” “should,” “anticipates,” or words or phrases of similar meaning. The Company’s actual results or activities may differ materially from these predictions. Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit 104        Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

Date: August 24, 2022	/s/ Gary H. Pilnick
	Name:	Gary H. Pilnick
	Title:	Vice Chairman